EXHIBIT 4.2


                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF MARYLAND

  NUMBER                                                              SHARES

___________                                                         ___________

                                CN BANCORP, INC.
                  10,000,000 Shares of Common Stock Authorized

THIS CERTIFIES That                     is the registered holder of
shares of the Common Stock of CN Bancorp, Inc. transferable only on the books of the corporation by the holder hereof in person or by Attorney duly authorized upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
this         day of            A.D. 20    .


__________________________                           ______________________
President                                                  Secretary



                          Shares $10.00 Par Value Each
REVERSE SIDE

     For value received, _________ hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE AND PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

In presence of

_________________________                            _______________________